Exhibit 10.2

WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT

This Waiver and First Amendment to Credit Agreement (this “Amendment”) is entered into as of May 20, 2013, by and among K2M HOLDINGS, INC., a Delaware corporation (“Holdings”), K2M, INC., a Delaware corporation (the “US Borrower”) and K2M UK LIMITED, a company incorporated in England and Wales with company registration number 06950302 and with its registered office at Abbey House, Wellington Way, Broakland Business Park, Weybridge, Surrey KT13 OTT (the “UK Borrower”, and collectively, jointly and severally with the US Borrower, the “Borrower”), the several banks and other financial institutions or entities party hereto, SILICON VALLEY BANK (“SVB”), as the Issuing Lender and the Swingline Lender, and SILICON VALLEY BANK, as administrative agent and collateral agent for the lenders (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower is indebted to the Lenders in the principal amount of up to $30,000,000, consisting of a revolving loan facility in an aggregate principal amount of up to $30,000,000, a letter of credit sub-facility in the aggregate availability amount of $1,000,000 (as a sublimit of the revolving loan facility); a swingline sub-facility in the aggregate availability amount of $5,000,000 (as a sublimit of the revolving loan facility) evidenced by that certain Credit Agreement dated as of October 29, 2012 by and among Holdings, Borrower, the several banks and other financial institutions or entities from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”) and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Domestic Credit Agreement”); and an EXIM sub-facility in the aggregate availability amount of $10,000,000 (as a sublimit of the revolving loan facility) evidenced by that certain Export Import Bank Credit Agreement dated as of October 29, 2012 by and among Holdings, US Borrower, the other Loan Parties from time to time parties to thereto, the several banks and other financial institutions or entities from time to time parties thereto (each an “EXIM Lender” and, collectively, the “EXIM Lenders”) and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “EXIM Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Credit Agreement or the EXIM Credit Agreement, as the context may require;

WHEREAS, repayment of the Obligations is secured by the Collateral as described in the Credit Agreement and the EXIM Credit Agreement and set forth in the Security Documents;

WHEREAS, the parties hereto have agreed to modify and amend certain terms and conditions of the Credit Agreement, subject to the terms and conditions contained herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	WAIVER.

a.	Borrower acknowledges that it is currently in default under the Domestic Credit Agreement by its failure to comply with the minimum Consolidated Adjusted EBITDA financial covenant contained in Section 7.1(a) thereof for the compliance period ended March 31, 2013, together with the related cross default under the EXIM Credit Agreement (the “Existing Defaults”).

b.	Administrative Agent and the Lenders hereby waive Borrower’s Existing Defaults under the Domestic Credit Agreement. Administrative Agent’s and the Lenders’ waiver shall only apply to the Existing Defaults described above, and only for the specific compliance period described above, and shall not constitute a continuing waiver. Borrower hereby acknowledges and agrees that, except as specifically provided herein, nothing in this section or anywhere in this Amendment shall be deemed or otherwise construed as a waiver by the Administrative Agent or the Lenders of any of their rights and remedies pursuant to the Loan Documents, applicable law or otherwise.

2.	DESCRIPTION OF CHANGE IN TERMS.

a.	Amendments to Section 1.1 of the Credit Agreement. Section 1.1 of the Domestic Credit Agreement is hereby amended as follows:

i.	By deleting the definition of “Consolidated Adjusted EBITDA” in its entirety and replacing it as follows:

“Consolidated Adjusted EBITDA”: with respect to Specified Group Members on a consolidated basis for any period, (a) the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, plus (ii) to the extent reducing Consolidated Net Income for such period, (A) Consolidated Interest Expense, plus (B) provisions for taxes based on income, plus (C) total depreciation expense, plus (D) total amortization expense, plus (E) non-cash stock compensation expense, plus (F) non-cash expenses related to the purchase of Intellectual Property for the purpose of developing new products, provided that any cash payments owing by Borrower in connection with such purchases shall not be deducted from EBITDA until the period in which such cash payment is actually made, plus (G) expenses related to Borrower’s incremental expansion initiatives to the extent funded entirely with proceeds from investments in Borrower made by a Permitted Investor at the time such expenses are incurred, plus (H) charges, costs, and expenses paid in cash for severance in an aggregate amount not to exceed (1) for the quarter ending March 31, 2013, $323,000 and (2) for the quarter ending June 30, 2013, $300,000, plus (I) charges costs and expenses paid in cash for the conversion of agents to direct employees, in an aggregate amount not to exceed (1) for the quarter ending March 31, 2013, $190,000 and (2) for the quarter ending June 30, 2013, $250,000, plus (J) other non-cash expenses (as approved in writing by the Administrative Agent in its reasonable discretion up to the aggregate amount of $1,000,000 for the six month period ending on the date of determination and to the extent greater than $1,000,000 in the aggregate for the six month period ending on the date of determination, as approved in writing by the Administrative Agent and all Lenders in their discretion), including, without limitation, non-cash currency transaction expenses (provided that any non-cash currency transaction income will be subtracted from Consolidated Adjusted EBITDA) approved by the Administrative Agent as an ‘add back’ to Consolidated Adjusted EBITDA, minus (b) the sum, without duplication of the amounts for such period of (i) extraordinary non-cash items increasing Consolidated Net Income for such period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period), plus (ii) other non-cash items increasing Consolidated Net Income for such period in Administrative Agent’s reasonable discretion, plus (iii) interest income.”

ii.	By deleting the definition of “Streamline Period” in its entirety and replacing it as follows:

“Streamline Period”: any period during which Borrower maintains Liquidity greater than Seven Million Five Hundred Thousand Dollars ($7,500,000) at all times during such period; provided that a Streamline Period may only commence on the first (1st) day of a calendar month. If, at any time during a Streamline Period, Borrower’s Liquidity is equal to or less than Seven Million Five Hundred Thousand Dollars ($7,500,000), the Streamline Period will immediately terminate, and the next Streamline Period will not commence until such time as Borrower provides the Administrative Agent with evidence satisfactory to the Administrative Agent that Borrower’s Liquidity is greater than Seven Million Five Hundred Thousand Dollars ($7,500,000) as of such date and was greater than Seven Million Five Hundred Thousand Dollars ($7,500,000) at all times during the immediately preceding calendar month. Commencing on the First Amendment Effective Date, Borrower shall be permitted to include cash held by SVB contributed by Welsh, Carson, Anderson & Stowe, which is designated by the Borrower in the Compliance Certificate to be used to finance Borrower’s incremental expansion initiatives, in the calculation of Liquidity solely for purposes of this definition.

iii.	By adding a new definition of “First Amendment Effective Date” to read as follows:

“First Amendment Effective Date” is May     , 2013.

b.	Amendments to Exhibit B to the Credit Agreement. Exhibit B to the Domestic Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit B attached to this Amendment as Schedule 1.

3.	Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:

a.	This Amendment shall have been duly executed and delivered by the respective parties hereto. The Administrative Agent shall have received a fully executed copy hereof.

b.	All necessary consents and approvals to this Amendment shall have been obtained.

c.	Prior to and immediately after giving effect to this Amendment, no Default or Event of Default (other than the Existing Defaults) shall have occurred and be continuing.

d.

Prior to and immediately after giving effect to this Amendment, each of the representations and warranties of the Loan Parties contained in the Domestic Credit Agreement, the EXIM Credit Agreement or any other Loan Document or in any document or instrument delivered pursuant to or in connection with the Domestic Credit Agreement, the EXIM Credit Agreement or this Amendment are true as of the date as of which they were made and are true at and as of the date of this Amendment (except to the extent that such representations and warranties expressly speak as of a different date, and except to the extent that such representation or warranty is no longer true as a result of the Existing Defaults waived hereunder), and (ii) except for the Existing Defaults, no other Default or Event of Default exists on the date hereof.

e.	The Lenders and the Administrative Agent shall have received the costs and expenses required to be paid pursuant to Section 4 of this Amendment.

4.	FEES. The Borrower shall pay to the Administrative Agent all reasonable costs, out-of-pocket expenses, and fees and charges of every kind in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto or thereto (which costs include, without limitation, the reasonable fees, charges and disbursements of counsel for the Administrative Agent).

5.	RATIFICATION OF LOAN DOCUMENTS; FURTHER ASSURANCES.

a.	The Loan Parties hereby represent and warrant as of the date hereof that (i) each of the representations and warranties of the Loan Parties contained in the Domestic Credit Agreement, the EXIM Credit Agreement or any other Loan Document or in any document or instrument delivered pursuant to or in connection with the Domestic Credit Agreement, the EXIM Credit Agreement or this Amendment are true as of the date as of which they were made and are true at and as of the date of this Amendment (except to the extent that such representations and warranties expressly speak as of a different date, and except to the extent that such representation or warranty is no longer true as a result of the Existing Defaults waived hereunder), and (ii) except for the Existing Defaults, no other Default or Event of Default exists on the date hereof. The Loan Parties hereby ratify, confirm and reaffirm each of the terms and conditions of the Loan Documents to which each is a party. The Loan Parties further acknowledge and agree that (i) except as specifically modified in this Amendment, all terms and conditions of the Loan Documents shall remain in full force and effect, and (ii) this Amendment constitutes a Loan Document.

b.	The Loan Parties hereby ratify, confirm and reaffirm that all security interests and liens granted pursuant to the Loan Documents secure and shall continue to secure the payment and performance of all of the Obligations pursuant to the Loan Documents, whether now existing or hereafter arising.

c.	The Loan Parties shall cooperate with Administrative Agent and shall execute and deliver to Administrative Agent such further instruments and documents as Administrative Agent shall reasonably request to carry out to its satisfaction the transactions contemplated by this Amendment and the other Loan Documents.

6.	REPRESENTATIONS AND WARRANTIES. The Loan Parties hereby represent, warrant, and covenant to Administrative Agent and the Lenders as follows:

a.	This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and equitable principals (whether enforcement is sought by proceedings in equity or at law).

b.	The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of its obligations under the Domestic Credit Agreement, as amended by this Amendment, the EXIM Credit Agreement and the other Loan Documents (i) have been duly authorized by all necessary corporate action on the part of such Loan Party, (ii) will not violate any provisions of the certificate of incorporation or bylaws such Loan Party and (iii) will not constitute a violation by such Loan Party of any applicable material Requirement of Law.

c.	Each Loan Party acknowledges that the Administrative Agent and the Lenders have acted in good faith and has conducted in a commercially reasonable manner its relationships with each Loan Party in connection with this Amendment and in connection with the other Loan Documents. Each Loan Party understands and acknowledges that the Administrative Agent and the Lenders are entering into this Amendment in reliance upon, and in partial consideration for, the above representations, warranties, and acknowledgements, and agrees that such reliance is reasonable and appropriate.

7.	NO DEFENSES. The Loan Parties hereby acknowledge and agree that the Loan Parties have no offsets, defenses, claims, or counterclaims against the Administrative Agent or the Lenders or any of their respective, officers, directors, employees, attorneys, representatives, successors or assigns, with respect to the Obligations, or otherwise, and that if any Loan Party now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Administrative Agent or the Lenders or any of their respective, officers, directors, employees, attorneys, representatives, successors or assigns, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and each Loan Party hereby RELEASES the Administrative Agent and the Lenders from any liability thereunder.

8.	CONTINUING VALIDITY. The Loan Parties understand and agree that in modifying the existing Obligations, the Administrative Agent and the Lenders are relying upon the Loan Parties representations, warranties, and agreements, as set forth in the Loan Documents. Except as expressly modified pursuant to this Amendment, the terms of the Loan Documents remain unchanged and in full force and effect. The Administrative Agent’s and the Lenders’ agreement to modifications to the existing Obligations pursuant to this Amendment in no way shall obligate Administrative Agent or the Lenders to make any future modifications to the Obligations. It is the intention of the Administrative Agent, the Lenders, the Borrower and Holdings to retain all makers of the Loan Documents as liable parties, unless the party is expressly released by the Administrative Agent in writing. No maker will be released by virtue of this Amendment.

9.	RIGHT OF SET-OFF. In consideration of each Lender’s agreement to enter into this Amendment, the Loan Parties hereby reaffirm and hereby grant to each Lender, a lien, security interest and right of set off as security for all Obligations to such Lender, whether now existing or hereafter arising as described in Section 10.7 of the Domestic Credit Agreement and the EXIM Credit Agreement. The rights of each Lender under Section 10.7 of the Domestic Credit Agreement and the EXIM Credit Agreement are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

10.	GOVERNING LAW/SUBMISSION TO JURISDICTION; WAIVERS. Sections 10.13 and 10.14 of the Domestic Credit Agreement are hereby incorporated by reference in their entirety.

11.	COUNTERPARTS. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof (save in the case of UK Borrower where delivery of an executed copy of this Amendment by facsimile or other electronic mail transmission shall be effective as delivery of a manually executed version of this Amendment). A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

12.	BINDING EFFECT. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, permitted successors and assigns.

13.	SEVERABILITY. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

HOLDINGS:

K2M HOLDINGS, INC.

By:	/s/ Gregory Cole
Name:	Gregory Cole
Title:	CFO

US BORROWER:

K2M, INC.

By:	/s/ Gregory Cole
Name:	Gregory Cole
Title:	CFO

UK BORROWER:

K2M UK LIMITED

By:	/s/ Gregory Cole
Name:	Gregory Cole
Title:	Director

[Signature Page to Waiver and First Amendment to Credit Agreement]

ADMINISTRATIVE AGENT:

SILICON VALLEY BANK, as the Administrative Agent

By:	/s/ Christopher Leary
Name:	Christopher Leary
Title:	VP

[Signature Page to Waiver and First Amendment to Credit Agreement]

LENDERS:

SILICON VALLEY BANK, as Issuing Lender, Swingline Lender, Lender and as an EXIM Lender

By:	/s/ Christopher Leary
Name:	Christopher Leary
Title:	VP

COMERICA BANK, as a Lender and as an EXIM Lender

By:	/s/ Walter Weston
Name:	Walter Weston
Title:	VP

[Signature Page to Waiver and First Amendment to Credit Agreement]